UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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2022 Investor Presentation © Disney

Executive Compensation Program and ESG Disclosure Informed by Direct Shareholder Feedback Extensive engagement with shareholders informed an integrated approach to executive compensation designed to retain high-caliber executives who are Investor Engagement incentivized to deliver long-term shareholder value Since 2021 AGM § The Compensation Committee continued to take steps in FY 21 to address shareholder Contacted: feedback: § Incorporated diversity and inclusion metrics (e.g. representation, retention and content) as the highest weighted non-financial metric in the fiscal 2021 bonus plan * 70% § Removed ROIC as an annual bonus performance metric in response to feedback of top 50 to reduce overlapping metrics in long- and short-term incentive programs holders § For the FY 22 executive compensation program, the Compensation Committee has th increased the target payout for the PBU* relative TSR test for all NEOs to the 55 *Includes 100% of top 10 holders percentile of S&P 500 companies and set PBUs* at 50% of the overall long-term incentive grant Spoke with: Throughout fiscal 2021, Disney implemented several ESG reporting, disclosure and oversight enhancements 80% § Enhanced transparency on several ESG areas of interest by publishing our first set of of top 10 disclosures informed by the SASB framework in our annual CSR Report holders § Published our U.S. Employer Equal Opportunity (“EEO-1”) data for calendar years 2019 and 2020. We intend to continue publishing our Diversity Dashboard and EEO-1 reports annually § Launched the Reimagine Tomorrow Digital Hub, which includes a Diversity Dashboard with information on gender representation globally, and for racial representation 65% domestically, across role levels of top 20 § The Board delegated oversight of ESG programs and reporting to the Governance and holders Nominating Committee, oversight of workforce equity matters to the Compensation Committee and oversight of cybersecurity risk matters to the Audit Committee 2 *PBU = Performance-based restricted stock units (PBUs)

Consistent Execution on Long-Term Strategy

Disney has a long history of executing on investments in strategic, market leading experiences, delivering strong value to our shareholders

TOTAL SHAREHOLDER RETURN[1]

Key achievements supporting fiscal 2021 performance:

- ✓ *Successful execution of our direct-to-consumer strategy, reaching 179 million subscriptions across Disney+, ESPN+ and Hulu[2]*
- ✓ *Increased demand in our Parks, Experiences and Products businesses, supported by the introduction of new experiences and enhanced health and safety measures*
- ✓ *Delivered premium content across various channels and continued to develop a strong content pipeline as a result of creative endeavors*



BAMTECH
AUG-08-17
DIS agrees to acquire majority ownership of BAMTech
21ST CENTURY FOX
MAR-20-19
DIS closes 21st Century Fox Acquisition
APR-11-19
DIS provides overview of new DTC strategy at Investor Day
hulu
MAY-14-19
DIS announces assumption of full operational control of Hulu
Disney+
NOV-12-19
Launch of Disney+
FEB-24-20
CEO transition from Mr. Iger to Mr. Chapek
MAY-18-20
DIS names new chairs of Direct-to-Consumer and International and Parks, Experiences and Products
OCT-12-20
DIS announces strategic reorganization of media and entertainment businesses
DEC-10-20
DIS updates DTC plans and previews content at Investor Day
STAR
FEB-23-21
Star is added to Disney+ in select overseas markets
STAR+
AUG-31-21
Star+ is launched as a new app in select overseas markets
+99%
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21

1. Reflects Total Shareholder Return from 09/30/2016 through 10/01/2021.
2. As of 10/02/2021.

3

Recent Leadership Appointments Usher in Fresh Perspective The diverse background and fresh, independent perspectives of our leadership team help Disney deliver unforgettable experiences and stories and endeavor to drive long-term value for all of our stakeholders Bob Chapek Chief Executive Officer, The Walt Disney Company Senior Executive Vice Senior Executive Vice Senior Executive Vice Senior Executive Vice President, General President and Chief President and Chief President and Chief Counsel and Secretary Financial Officer Corporate Affairs Officer Human Resources Officer Geoff Morrell Paul Richardson Horacio Gutierrez Christine McCarthy Effective January 24, 2022 Effective July 1, 2021 Effective February 1, 2022 4

History of Shareholder Engagement and Responsiveness Culminating in Significant Compensation Changes Shareholder feedback over the past several years has led to direct changes to our executive compensation structures to meaningfully reduce pay quantum and enhance performance rigor, which have been well-received by our shareholders SHAREHOLDER FEEDBACK RESPONSIVE ACTIONS TAKEN 2020 - 2021 Feedback from investors included a desire to see: Improvement of Pay for Performance by increasing PBU Nov. 2021: increased target payout for PBU* relative TSR test th performance rigor and increasing PBUs as a proportion of long- for all NEOs to the 55 percentile of S&P 500 companies for fiscal term incentive grants for non-CEO NEOs 2022 Nov. 2021: set PBUs at 50% of overall long-term incentive grant for all NEOs for fiscal 2022 Alignment of annual bonus plan with Strategic Business FY 2021: removed adjusted EPS as a financial metric and Direction; and incorporated adjusted revenue Incorporation of ESG metrics FY 2021: incorporated diversity and inclusion (e.g. representation, retention and content), as the highest weighted non-financial metric in the bonus plan Reduction of overlapping metrics in short- and long-term FY 2021: ROIC removed as annual bonus performance metric; plans, and consideration for adding a capital return measure to included as a PBU* metric in the long-term plan the long-term plan Feb. 24 2020: Bob Chapek succeeded Bob Iger as CEO and the Reduction of target CEO compensation upon succession, Compensation Committee reduced target CEO pay by 29% (or with new CEO compensation reset closer to peer median th 1 $10M), placing him at the 25 percentile of peers These actions are a continuation of the Compensation Committee’s historical practice of engaging directly with shareholders and incorporating their feedback into program enhancements, including the reduction of CEO compensation by $18.5M in 2019 and the increase to the relative TSR performance target in 2018 5 *PBU = Performance-based restricted stock units (PBUs) 1. Based on media peer group (GOOG, AAPL, T, CMCSA, DISCA, NFLX, VIAC) excluding CEOs with de-minimis total target compensation (FB, AMZN).

Commitment and Accountability to Building a Long-Term Sustainable Business Disney’s approach to corporate social responsibility and ongoing enhancements are informed by direct feedback from shareholders Oversight § Delegated oversight of ESG programs and reporting to the Governance and Nominating Committee, oversight of workforce equity matters to the Compensation Committee and oversight of cybersecurity risk matters to the Audit Committee § Created role of Chief Corporate Affairs Officer, reporting to the CEO to oversee corporate communications, global public policy, government relations, ESG and corporate social responsibility (“CSR”) functions and appointed Geoff Morrell. § Appointed Jennifer Cohen to the newly created role of Executive Vice President, Corporate Social Responsibility, dual reporting to CEO Bob Chapek and Geoff Morrell § High engagement in ESG by C-Suite, including CFO, CHRO, General Counsel and all business segment leaders executing on our ESG priorities Reporting § 2021 CSR report describes refreshed strategy that connects CSR more deeply to corporate mission, commercial offerings and ESG priorities, with a focus on DE&I, environmental sustainability, human capital management and operating responsibly § Report demonstrates how ESG programs and intentions align with SASB, GRI, United Nations SDGs, and TCFD (through mapping to CDP Climate Change Survey response) § Regular updates to the full Board and committees from relevant members of the management team on priority ESG issues § Ongoing assessment of priority ESG issues, including consideration of internal and external stakeholder views and business and societal impact, and a commitment to conduct a deeper assessment in 2022 Environmental Goals § Began reporting progress on 2030 environmental goals across Emissions, Water, Waste, Materials and Sustainable Design to maintain accountability against our sustainability strategy, including qualitative updates and select quantitative measures § 2030 environmental goals include reaching net zero Scope 1 & 2 Greenhouse Gas Emissions and 100% zero carbon electricity for direct operations, and zero waste to landfill at wholly owned and operated parks and resorts by 2030 § Intend to define a science-based reduction goal for the Company’s Scope 3 emissions footprint by the end of 2022 § Established new sustainable design standards for new projects to achieve near net zero GHG, maximize water efficiencies, and support zero waste operations 6

Election of Eleven Directors

Our Directors bring a diverse range of knowledge, perspective and experience from renowned global organizations. We are committed to Board refreshment with the appointment of two new Directors in 2021 and Susan Arnold assuming the role as Chairman of the Board



Robert A. Chapek
Chief Executive Officer, The Walt Disney Company



Susan E. Arnold
Assumed Chairman role effective 12/31
Executive Committee Chair, Gov. and Nom. Committee Chair
Former Op. Executive, Carlyle Group



Amy L. Chang
Newly appointed in 2021
Former Executive Vice President, Cisco Systems



Calvin R. McDonald
Newly appointed in 2021
Chief Executive Officer, lululemon athletica, inc.



Mary T. Barra
Chairman and Chief Executive Officer, General Motors



Safra A. Catz
Audit Committee Chair
Chief Executive Officer, Oracle



Francis A. deSouza
President and Chief Executive Officer, Illumina, Inc.



Michael B. G. Froman
Vice Chairman and President, Strategic Growth, Mastercard, Inc.



Maria Elena Lagomasino
Compensation Committee Chair
CEO and Managing Partner, WE Family Offices



Mark G. Parker
Executive Chairman, Nike, Inc.



Derica W. Rice
Former Executive Vice President, CVS Health

Chairman of the Board as well as all of our Board Committee Chairs are women

Diverse Perspectives

64%
7 out of 11 directors are gender/ethnically diverse



5
45%
of Directors are women
6



36%
of Directors are racially / ethnically diverse
7
1
1
1
1
Asian
Asian & Black
Black
Latina

Active Refreshment

4 years
Average Director Tenure



3
7
1
<3 yrs
3-7 yrs
7+ yrs

Strategy & Risk Oversight

- The Board maintains an active dialogue with management and plays an **integral role in oversight of the strategic direction of our business**
- The Board is committed to effective oversight of Disney's **corporate social responsibility** and efforts to **promote a long-term sustainable business**
- Our Directors **assess major risk factors relating to the Company and its performance**, such as cybersecurity and data privacy, and review measures to mitigate identified risks

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Fostering a Diverse, Equitable & Inclusive Workplace

The Walt Disney Company reimagine tomorrow WHERE WE ALL BELONG.

At Disney, inclusion is for everyone.
In 2020, we launched Reimagine Tomorrow – our way of amplifying underrepresented voices and untold stories. Achieving our goal of a reimagined tomorrow demands transparency and accountability. From our culture to our content and experiences, we are working together to translate our intentions into actions

Six Aspirational Pillars of our Approach to Diversity, Equity & Inclusion

1 Transparency

- Launched the **Reimagine Tomorrow Digital Hub**, which includes a **Diversity Dashboard** with information on gender representation globally, and for racial representation domestically, across role levels
- **Published EEO-1 data** for calendar years 2019 and 2020
- Intend to publish both the **Diversity Dashboard** and **EEO-1 data annually** going forward

2 Accountability

- Created the **CEO Diversity & Inclusion Council**, that is charged with implementing our action plans and evaluating their effectiveness
- Our **Chief Diversity Officer** leads the Company's strategic DEI initiatives
- Delegated oversight of workforce equity issues to the Compensation Committee
- DE&I has the highest weighting among non-financial metrics in the executive compensation bonus plan
- In FY 21, added Inclusion to our Parks and Resorts' approach guiding service

3 Representation

- Partnering with HBCUs on talent acquisition efforts, including the creation of Disney on the Yard, an internship, mentorship, and engagement initiative
- Hosted Coffee Talk sessions bringing employees together with executives on the CEO Diversity and Inclusion Council; **more than 5,000 employees participated in FY 21**
- Leveraged **The Black Employee Experience**, led by Mr. Chapek, to evaluate how we are meeting career needs for Black and African American employees

4 Community

- Directed more than 50% of the Company's annual charitable giving to programs **serving underrepresented communities** (translating to >$150MM)[1]
- **Refreshed community giving strategy in FY 21** to prioritize organizations working to advance authentic representation of underrepresented communities in media & entertainment
- Stated intention to **spend at least $1 billion annually with diverse suppliers by 2024**

5 Content

- Launched a **Creative Inclusion Council** to scale our Company's best practices and inclusive content practices across our businesses, increase cultural competency and connection in our storytelling and drive long-term market relevancy
- Provided a platform, **Disney Launchpad Shorts Incubator**, to empower filmmakers from underrepresented backgrounds

6 Culture

- Creating a culture of belonging by successfully rolling out DE&I trainings such as **Everyday Inclusion, Leading Inclusively, Brave Conversations, and Content Club**
- Champion **90+ Business Employee Resource Groups** for employees to network and connect with peers, acquire new skills and drive cross-cultural business innovation, with more than 29,000 employees participating

1. Charitable giving that we report includes grants specifically directed towards historically underrepresented and protected communities including Asian American, Pacific Islander, Black, Hispanic, Native American/Indigenous, LGBTQ, People with Disabilities, Veterans & Women. We also include grants to organizations where a percentage of their services reach underrepresented and protected communities. If the organization spends a majority of their efforts on these communities, we count the entire grant and if the organization does not spend a majority, we count a proration of the grant. For grants to these two types of organizations, we rely on their self-reported percentages regarding communities served. On a sample basis, we validate the percentages that are reported

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Unparalleled Commitment to Our Employees We prioritize the health and well-being of our employees and their families so that they can bring their best to work each day Offer leading, affordable, and customizable benefits for full-time employees Offer market-competitive pay and reward outstanding performance Provide onsite physical and mental health Almost all hourly and part-time U.S. Disney facilities and pharmacies Competitive Parks & Resorts employees earn a minimum of $15/hour Deliver competitive family planning and Pay Well-being behavioral health benefits and resources Provide care time, parental and medical leave to accommodate family needs Contribute to and care for the Reimagine flexible, remote-working community through various social impact environments programs, including VoluntEARS, employee matching gifts, Support parents with access to Community & Flexibility & and Heroes Work Here childcare centers, enhanced back-up care Family Support Social Impact choices, and a variety of parenting resources Innovate our approach around Unlock opportunities for virtual learning environments underrepresented storytellers and business leaders across our family of brands Develop leaders through unique development experiences Professional & Foster and fuel representation, Personal Diversity, Equity Invest in U.S. hourly employees to obtain an understanding, and a sense of belonging Development & Inclusion education at no-cost through Disney Aspire for our workforce 9

Shareholder Proposal on Lobbying Policies and Activities Disclosure is Unnecessary and Would Create Redundancies The Board recommends that you vote AGAINST this proposal. We believe additional disclosures in this regard would not be an efficient use of resources in light of our existing lobbying policies and disclosures ▪ Shareholder proposal: Requests the Company prepare an annually-updated report disclosing additional information regarding lobbying activities and expenditures ▪ The Company provides significant disclosure regarding political and lobbying activities including: ─ Information regarding membership in US-based industry and trade associations Enhancements made in ─ Annual dues to trade associations bucketed by contribution increment levels direct response to shareholder feedback ─ The percentage of dues each trade association has indicated was used for lobbying activities ─ Contributions to candidates for office on a semi-annual basis, available on the Company’s website ─ Issues the Company lobbied on, houses of Congress and federal agencies lobbied, total amounts spent each calendar quarter on federal lobbying activities and portion of trade association payments used for federal lobbying as disclosed to the Company ▪ The Company maintains a strict internal review and oversight process ─ All political contributions are approved by the Company’s Government Relations team ─ The full scope of political contributions activity is reviewed by the Governance and Nominating Committee of the Board annually ▪ The Company continues to be recognized as a leader in political disclosure and practices ─ In 2021, 2020 and 2019, the Center for Political Accountability’s Zicklin Index of Corporate Political Disclosure and Accountability ranked Disney among the First Tier of S&P 500 companies ▪ Shareholders have not expressed support for this proposal, despite appearing on our ballot multiple consecutive years - This is the seventh year this proposal has been submitted; it has continuously failed to obtain majority support Sources and▪ Political Giving and Participation in the Formulation of ▪ Current U.S. Trade Association memberships Policies (found Public Policy in the United States▪ Political Disclosures Archive (2016 - 2021) on our website)▪ 2021 CSR Report 10

Shareholder Proposal on Amending the Special Meeting Threshold Would Create Inefficiencies and Unnecessary Costs The Board recommends that you vote AGAINST this proposal. We believe the proposed reduction to the special meeting threshold is not necessary nor in the best interests of the Company and its shareholders § Shareholder proposal: Requests the Board amend the appropriate Company governing documents to give the owners of a combined 10% of outstanding common stock the power to call a special shareholder meeting § The Company already provides a meaningful and balanced right for shareholders ─ Meaningful: The current special meeting right threshold allows for shareholders holding in aggregate at least 25% of common stock on a “net long” basis to call a special meeting § 25% is a common threshold among public companies ─ Balanced: Current threshold helps to avoid an imprudent use of Company and shareholder resources, while ensuring that shareholders holding a meaningful minority of outstanding shares have a mechanism to call a special meeting if they deem it appropriate § Special meetings should be limited to circumstances where shareholders holding a meaningful minority of the Company’s common stock believe a matter is sufficiently urgent or extraordinary to justify the Board and management’s time § By reducing the ownership threshold to 10%, a small minority of shareholders could use the special meeting mechanism to advance their own more narrow agenda, without regard to the broader interests of the Company and its other shareholders § The Company provides our shareholders with numerous avenues to make their views known and to communicate with the Board, management, and other shareholders to effect change ─ The Company has robust corporate governance practices in place that allow shareholders to make their views known and to communicate with the Board and management, including: § A proxy access provision § Annual director elections with majority voting § Action by written consent § Robust shareholder engagement and track record of responsiveness to feedback Sources and • Company’s Bylaws (amended and restated in March 2019), Company Investor Relations Website Policies 11

Shareholder Proposal on Human Rights Due Diligence Report is an Unnecessary and Unproductive Use of Company Resources The Board recommends that you vote AGAINST this proposal. The requested report rests on a misplaced premise with respect to the Company’s existing commitment to human rights and is neither necessary nor a productive use of resources ▪ Shareholder proposal: Requests the Company report on the process of due diligence it undertakes in evaluating the human rights impacts of its business and associations with foreign entities ▪ The Company is deeply committed to operating in an ethical manner that respects human rights as reflected in a number of policies: Human Rights Policy Statement Supply Chain Code of Conduct and Modern Slavery Transparency Statements International Labor Standards Program Outlines the Company’s commitment to conducting Sets forth expectations for Disney's suppliers and Outlines practices and processes to help ensure business in an ethical and responsible manner; licensees, including for labor standards and that any form of slavery, human trafficking, forced explicitly prohibits forced labor in direct operations working conditions labor or other similar work environments do not and value chains occur in our own operations or those of suppliers Implemented through a dedicated compliance program that communicates expectations to licensing and sourcing partners, monitors factory working conditions, implements facility improvement plans where necessary and engages with stakeholders ▪ The Company’s commitment to respect human rights is a core value; we take steps in everyday activities to reflect that commitment ─ Periodically report on principles and performance to the Board, and in Corporate Social Responsibility reports ─ Employ staff with expertise in labor standards, social compliance auditing, and human rights policy and risk assessment ─ In making business decisions, engage in a thorough analysis of a number of complex considerations, including with regard to human rights ─ Continuously review practices relating to human rights, recognizing the need to stay vigilant in a rapidly changing and challenging world ▪ The Company collaborates with a broad range of interested constituencies, including socially responsible investors, industry and peer groups; governmental, inter-governmental and non-governmental organizations; advocacy groups; and concerned individuals ─ This broad engagement helps keep the Company sensitive to the potential impacts—positive and negative—of its products, services and operations on the rights, interests and well-being of employees, guests, customers and communities around the world ▪ Human Rights Policy Statement, ▪ Supply Chain Code of Conduct, Company ▪ Modern Slavery Transparency Sources Company Social Responsibility Website Supply Chain Website Statements, Company Supply Chain and Website ▪ Standards of Business Conduct, Company ▪ International Labor Standards Program Policies Social Responsibility Website Manual, Company Supply Chain Website 12

Shareholder Proposal on Pay Equity is Redundant and Impractical Given Current Initiatives in Place The Board recommends that you vote AGAINST this proposal. Given the policies, practices and reporting that the Company already has in place, the Board believes this is not a necessary nor effective use of resources § Shareholder proposal: Requests the Company report on both median and adjusted pay gaps across race and gender § This proposal is focused on an important issue, but misguided in its attempt to promote it § We believe employees should receive equal pay for equal work and are committed to compensating our employees fairly and equitably ─ Committed to promoting gender and racial diversity and inclusion in our leadership ranks and broader workforce ─ Proactively fulfill this commitment by establishing the components and ranges of compensation based on market and benchmark data ─ Strive to pay all employees equitably, taking into consideration factors such as role, function, market data, internal equity, job location, relevant experience and individual, business unit and company performance ─ Address any potential instances of inequitable pay that are identified § The Company has established strong Board oversight and reporting to support the objective of ensuring fair and equitable pay ─ In direct response to feedback received during shareholder engagement, in fiscal 2021 the Board delegated oversight of workforce equity matters to the Compensation Committee and the Company’s Human Resources group and the General Counsel report on these matters at least annually to the Committee ─ Currently report on our workforce representation diversity; published our U.S. Employer Equal Opportunity (EEO-1) data for calendar 2019 and 2020 and Diversity Dashboard data on our Company website § The requested reporting is not a practical or useful supplement to our existing efforts given the global nature of our workforce ─ The Company’s policies, practices and reporting are more appropriate for evaluating pay equity and more effective for driving accountability and action than the report requested by the proposal § An unadjusted median pay statistic does not account for factors such as cost of living, job function and level, labor force participation rates, country currency and geography that impact differences in compensation • Standards of Business Conduct, Company Social Responsibility Website • Compensation Committee Charter, Company Investor Relations Website Sources and • Diversity Dashboard Company Diversity, Equity & Inclusion Website Policies • 2021 CSR Report – “Investing in our People” and “Data Reporting Frameworks” Section 13 • EEO-1 Report, Company Social Responsibility Website

Shareholder Proposal on Workplace Non-Discrimination Audit is Misleading and Unnecessary Given Existing Initiatives The Board recommends that you vote AGAINST this proposal. The proponent has mischaracterized the Company’s commitment to fostering a diverse and inclusive work place and the requested audit is unnecessary in light of existing training and development programs for Disney employees § Shareholder proposal: Requests the Company commission a workplace non-discrimination audit analyzing the impacts arising from Disney- sponsored or –promoted employee training, on civil rights and non-discrimination in the workplace § The proponent has mischaracterized Disney’s commitment to diversity, equity and inclusion ─ The Company is fully committed to providing a work environment in which everyone is afforded the dignity and respect that they deserve ─ Disney does not allow any form of harassment or discrimination on the basis of race, religion, color, sex, sexual orientation, gender identification, national origin, age, marital status, covered veteran status, disability, pregnancy or any basis prohibited by applicable law § The proposal does not call for enhanced disclosures / practices to improve the workplace for women or underrepresented minorities ─ The proponent is specifically targeting Disney employee training programs, claiming that they inappropriately encourage white employees to acknowledge and understand the experiences of their colleagues who are members of underrepresented minority groups ─ The proposal does not advocate for change that empowers historically underrepresented individuals to succeed at the Company, and incorrectly suggests that the Company’s current approach to improving diverse representation is an act of discrimination § We recognize that maintaining an inclusive, supportive workplace requires mindful attention and intention. To that end, we ─ Seek to attract and develop a workforce that reflects the guests and customers, business partners, shareholders, labor markets and communities in which we do business ─ Offer opportunities for professional development and advancement, in a manner consistent with individual abilities ─ Maintain a workplace that offers open opportunities to all, recognizing individuals for their experience, performance, training, work history and potential (see page 8 for further detail on the Company’s Diversity, Equity & Inclusion efforts) § Disney’s training and human resources programs develop talent to prepare them for critical roles and leadership positions ─ The Company rewards and supports employees through competitive pay benefit, and perquisite programs ─ Company culture is supported through efforts to make the workplace more engaging and inclusive, and by acquiring talent and facilitating internal talent mobility to create a high-performing, diverse workforce Sources and • 2021 CSR Report – “World of Belonging” Section • Reimagine Tomorrow website Policies 14

Cautionary Note on Forward Looking Statements Certain statements in this presentation may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include expectations regarding goals, future programs or disclosures and other statements that are not historical in nature. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements. Actual events may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, as well as from developments beyond the Company’s control, including changes in competitive conditions; consumer preferences; international, political, regulatory, health concern and military developments; and changes in domestic and global economic conditions that may affect our businesses generally. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended October 2, 2021 under Item 1A, “Risk Factors”, Item 7, “Management’s Discussion and Analysis,” Item 1, “Business,” and in subsequent reports. 15